Exhibit 4.6

EXECUTION VERSION

QUNAR CAYMAN ISLANDS LIMITED

AMENDED AND RESTATED VOTING AGREEMENT

This Amended and Restated Voting Agreement (this “Agreement”) is made and entered into as of July 20, 2011 and effective upon the Closing (as defined in the Ordinary Shares Purchase Agreement), by and among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company (the “Company”), (ii) Baidu Holdings Limited, a British Virgin Islands company (“Baidu”), (iii) the holders of Ordinary Shares listed on Exhibit A attached hereto (the “Key Shareholders”), and (iv) any other holders of Shares who shall at any time be a party to or bound by this Agreement pursuant to the execution and delivery of this Agreement as of the date hereof or a Deed of Adherence substantially in the form of Exhibit B attached hereto (a “Deed of Adherence”) after the date hereof (together with the Key Shareholders, a “Minority Shareholder” and collectively, the “Minority Shareholders,” and together with Baidu, the “Shareholders”).

RECITALS

A. The Company and Baidu are parties to that certain Ordinary Shares Purchase Agreement dated as of June 24, 2011 (the “Ordinary Shares Purchase Agreement”), pursuant to which Baidu is purchasing ordinary shares, par value US$0.001 per share, in the share capital of the Company (“Ordinary Shares”).

B. In connection with the consummation of the transactions contemplated by the Ordinary Shares Purchase Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of such transactions.

C. The Company and certain of the Key Shareholders have previously entered into that certain Amended and Restated Voting Agreement dated as of October 29, 2009 (the “Prior Agreement”), and desire to amend and restate the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations created under the Prior Agreement.

AGREEMENT

In consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Election of Directors. Each of the Shareholders, as a holder of Ordinary Shares, hereby agrees on behalf of itself and any transferee or assignee of any such Ordinary Shares, to hold all of the Ordinary Shares registered in its name (and any other voting securities of the Company subsequently acquired by such party) and any voting securities of the Company held in trust over which they have voting power (hereinafter collectively referred to as the “Shares”) subject to, and to vote the Shares at a regular or special meeting of shareholders of the Company (or by written consent) in accordance with, the provisions of this Agreement.

1.1 Board Representation. At each annual meeting of the members of the Company, or at any meeting of the members of the Company at which members of the Board are to be elected, or whenever members of the Board are to be elected by written consent, each of the Shareholders agrees to vote or act with respect to its Shares so as to elect:

(a) Four (4) individuals designated as members of the Board by Baidu (the “Baidu Directors”); provided that at least two of the Baidu Directors shall not be an employee or other service provider of Baidu or any of its affiliates. One of the Baidu Directors, as designated by Baidu, shall be the chairman of the Board (the “Chairman”).

(b) Three (3) individuals designated as members of the Board by a majority in interest (by ownership percentage) of the Minority Shareholders (the “Minority Shareholder Directors”); provided that at least two of the Minority Shareholder Directors shall not be an employee or other service provider of the Company or any of its affiliates. The Minority Shareholder Directors shall initially be Chenchao Zhuang, Richard Lim and such other person as shall be designated by a majority in interest (by ownership percentage) of the Minority Shareholders.

1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director selected in the manner set forth in Section 1.1 hereof, the party or parties holding the right to nominate such director shall promptly nominate a new director, and provide written notice of the nomination to the other parties to this Agreement, each of whom shall promptly vote its shares of the Company to elect such nominee to the Board.

1.3 Removal. Any party or parties to this Agreement having the right to nominate a director pursuant to Section 1.1 of this Agreement may remove its designated director at any time and from time to time, with or without cause (subject to the Amended and Restated Memorandum and Articles of Association of the Company as in effect as of the date hereof and as may be amended from time to time in accordance with the terms thereof (the “Restated Articles”) and any requirements of law), in their sole discretion, and after written notice to each of the parties hereto of the new nominee to replace such director, and each party to this Agreement shall promptly vote its Shares of the Company to elect such nominee to the Board. No director elected pursuant to Section 1.1 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the parties entitled under Section 1.1 of this Agreement to designate that director or (ii) the parties originally entitled to designate or approve such director pursuant to Section 1.1 of this Agreement is no longer so entitled to designate or approve such director.

2. Additional Representations and Covenants.

2.1 No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

2.2 Change in Number of Directors. The Shareholders will not vote for any amendment or change to the Company’s Restated Articles providing for the election of less than six (6) directors or more than nine (9) directors, or any other amendment or change to the Restated Articles inconsistent with the terms of this Agreement unless otherwise approved by Baidu and the holders of a majority in interest (by ownership percentage) of the Minority Shareholders.

2.3 Additional Covenants. Each Shareholder shall vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary to ensure that each of the following occur:

(a) Matters Requiring Special Consent of Shareholders. The following matters of the Company and any other Group Company (as defined in the Ordinary Shares Purchase Agreement) (“Group Company”) with respect to which the Company exercises any control through equity ownership, contractual agreements or otherwise, shall require the approval of (A) Baidu and (B) the holders of a majority of the outstanding shares held by the Minority Shareholders:

(i) with respect to any Group Company (other than the Company), (A) amend or alter the memorandum of association, articles of association and constitutional documents of similar nature or (B) amend, alter or terminate the Domestic Documents (as defined in Section 2.04(c) of the Transaction Framework Agreement(as defined in the Ordinary Shares Purchase Agreement));

(ii) create, issue, increase, authorize or grant, or agree to create, issue, increase, authorize or grant, any additional shares or registered capital of any of the Group Companies (other than the Company), or any option over or right to acquire or security convertible into or exercisable for any such shares or registered capital, including but not limited to the establishment of any employee share option or similar incentive program;

(iii) except for the Extraordinary Dividend (as defined in the Restated Articles), declare or pay any dividend (whether interim or final) in cash or specie, or make any other form of distribution of profit or assets to shareholders, on any Ordinary Shares or registered capital;

(iv) cease to conduct or carry on any Group Company’s business substantially as now conducted or materially change any part of the Company’s business activities;

(v) except as contemplated by Articles 125 or 126 of the Restated Articles, purchase or redeem any shares or reduce, purchase or redeem the share capital or registered capital of any Group Company (other than the Company), or create any encumbrance over any of its shares or registered capital except repurchase of shares or share capital from employees, officers, directors, consultants or other persons performing services for the Company or any other Group Company pursuant to agreements under which the Company or any Group Company has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise by the Company of any contractual right of first refusal over such shares;

(vi) pass any resolution the result of which would be the termination, winding up, liquidation, cessation of business or receivership, filing for bankruptcy, or making any composition or arrangement with creditors with respect to the Company or any other Group Company(other than the Company);

(vii) incorporate, invest in or liquidate any direct or indirect subsidiary or permit the disposal or dilution of its interest, directly or indirectly in any subsidiary or other entity included in the Group (as defined in the Restated Articles), acquire shares in any such company (other than pursuant to any equity investment in a wholly-owned subsidiary) or dispose of any shares in any such company;

(viii) grant or agree to grant to any third person the right to manufacture, produce, assemble, market, sell, charge, encumber or otherwise license the intellectual property or proprietary rights owned or otherwise controlled by any Group Company other than in the ordinary course of business;

(ix) materially change the accounting standard, policy or reporting policies (provided that any such change must comply with generally accepted accounting principles in the United States applied on a consistent basis), appoint or change the auditors, alter its financial year end, or adopt the annual accounts;

(x) effect any of the following events: (i) any consolidation, amalgamation, merger, any other corporate reorganization or change of control, or enter into any transaction in which all or substantially all of the assets or business are sold or transferred, or any investment or disposition with respect to any Group Company or its assets; or (ii) a sale of all or substantially all of the assets of the Company, including by means of an exclusive licensing of all or substantially all of the assets and/or intellectual property to a third party or similar arrangements, the effect of which is the disposition of all or substantially all of any Group Company’s assets;

(xi) agree to take any of the actions set forth in the foregoing clauses (i) through (x).

In furtherance of the foregoing, the Company will not (either directly or indirectly), without the appropriate vote of the shareholders, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 2.3(a) and in the taking of all such action as may be necessary or appropriate in order to protect the voting rights of the holders of Ordinary Shares, as set forth herein against impairment.

(b) Matters Requiring Special Board Approval. The prior written consent of or approval by at least one Baidu Director and at least one director other than a Baidu Director (to the extent there are any) shall be required for such actions with respect to the Company and/or any other Group Company, as the case may be, as set forth in Article 77 of the Restated Articles.

(c) Board Matters. The quorum necessary for transacting at any meeting of the Board of Directors or any committee thereof shall include at least one Baidu Director and, in the case of a meeting of the Board of Directors, at least one Minority Shareholder Director (to the extent there are any).

2.4 Consistency with Restated Articles. Each Shareholder shall vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary to ensure that the Restated Articles at all times (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement. In the event of conflict between the provisions of this Agreement, on the one hand, and the Restated Articles, on the other hand, each Shareholder shall vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary to amend the Restated Articles to remove such conflict.

2.5 Vote for IPO. In the event the Board approves a Qualified IPO (as defined in the Restated Articles), each of the Shareholders agrees to vote its Shares for and use commercially reasonable efforts to take all necessary actions to support the consummation of such Qualified IPO.

2.6 Legends. Each certificate representing Shares held by any Shareholder or any of their respective successors and assignees shall bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN MEMBERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

2.7 Grant of Proxy. Upon the failure of any Shareholder to vote his/her/its Shares in accordance with the terms of Article 1 and Section 2.2, 2.3, 2.4 or 2.5 of this Agreement, such Shareholder hereby appoints and constitutes a member of the Board who serves as a designee of such Shareholder pursuant to Section 1.1 hereof (for example, if such Shareholder is a Minority Shareholder, then the proxy shall be one of the Minority Shareholder Directors) to, act pursuant to a duly authorized Board resolution as the attorney and proxy of such party (the “Attorney”) with the full power of substitution and resubstitution, to the full extent of such Shareholder’s rights, with respect to all voting Shares of the Company owned by such Shareholder, which proxy (the “Proxy”) shall be not be revoked by such Shareholder until this Agreement terminates pursuant to its terms or this Section 2.7 of this Agreement is amended to remove such Shareholder’s grant of proxy in accordance with Section 4.3 hereof, to vote all Shares then held by such Shareholder in the manner provided in Article 1 and Sections 2.2, 2.3, 2.4 or 2.5 hereof. The parties agree that the Proxy is intended to secure an interest in property and each Shareholder’s obligations under this Agreement. Each Shareholder hereby ratifies and confirms, and agrees to ratify and confirm, any acts and other things whatsoever that the Attorney shall do or purport to do by virtue of the Proxy; provided that the Attorney shall exercise the powers conferred by the Proxy within the parameters of such restrictions as may be imposed on such exercise by, and in all respects in accordance with, the provisions of this Agreement. Each Shareholder hereby authorizes and empowers the Attorney to acknowledge in the name of and as the act and deed of the Shareholder the Proxy and to register and record the Power of Attorney in any office and/or registry in any country and to procure to be done any and every other act and thing whatsoever which may in any way be necessary, advisable, convenient or otherwise desirable for authenticating and otherwise giving full effect to the Proxy according to the law and usages of any country as fully and effectually as could the Shareholder.

2.8 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach

2.9 Indemnification; Reimbursement. The Company and each member of the Board elected pursuant to this Agreement shall execute an indemnification agreement in the form attached hereto as Exhibit C. The Company shall also reimburse the members of the Board (other than any employee of any Group Company (as defined in the Ordinary Shares Purchase Agreement)) for all reasonable out-of-pocket expenses incurred in their service as members of the Board.

2.10 Grant of Limited Power of Attorney. Baidu hereby appoints any Baidu Director and the Minority Shareholders hereby appoint any Minority Shareholder Director (together, the “Voting Agreement Representatives”), acting pursuant to a duly authorized Board resolution as the true and lawful attorney-in-fact for and in the name of and on behalf of such party to (i) execute under hand, personal seal, as a deed, on behalf of and in the name of such party any Deed of Adherence executed by any person in connection with its acquisition of Shares or (ii) execute any amendment of this Agreement pursuant to Section 4.3. The foregoing power of attorney is intended to secure an interest in property and, in addition, the obligations of the parties under this Agreement.

3. Termination.

3.1 Termination Events. This Agreement shall terminate upon the earlier of: (a) the consummation of an Exit Event (as defined in the Restated Articles); or (b) the written agreement of (i) the Company, (ii) Baidu and (iii) the holders of a majority in interest (by ownership percentage) of the Minority Shareholders.

3.2 Removal of Legend. At any time after the termination of this Agreement in accordance with Section 3.1, any holder of a share certificate legended pursuant to Section 2.6 may surrender such certificate to the Company for removal of the legend, and the Company will duly reissue a new certificate without the legend.

4. Miscellaneous.

4.1 Entire Agreement. This Agreement, together with the other Transaction Documents (as such term is defined in the Ordinary Shares Purchase Agreement), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements relating to the subject matter hereof and thereof existing between the parties hereto are expressly canceled. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force and effect.

4.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Amendments and Waivers. Any term hereof may be amended or waived only with the written agreement of the Company, Baidu and the holders of at least a majority in interest (by ownership percentage) of the Minority Shareholders, provided, that any amendment or waiver that adversely affects any of the Minority Shareholders in a manner different from the other Minority Shareholders shall require the consent of such Minority Shareholder; provided, further, that any amendment or waiver of a provision hereof requiring a certain percentage vote for approval shall require the written consent of holders of at least such percentage vote. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon the parties hereto and each of their respective successors and assigns.

4.4 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by email, telegram or fax, or 48 hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, email address or fax number as set forth below on the signature page or on Exhibit A hereto, or as subsequently modified by written notice.

4.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

4.6 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of law.

4.7 Counterparts. This Agreement may be executed in two or more, counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.9 No Liability for Election of Recommended Directors. Neither the Company, any Shareholder, nor any officer, director, shareholder, partner, employee or agent of any such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

4.10 Aggregation of Shares. All shares held or acquired by affiliated entities (including affiliated venture funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11 Assignment of Rights. Notwithstanding anything to the contrary in this Agreement, the rights of each Shareholder in this Agreement may be assigned by such Shareholder, in connection with any transfer of all of the Ordinary Shares held by such Shareholder pursuant to and in accordance with the Transfer of Shares Agreement dated as of the date hereof among the Company, Baidu and the Shareholders party thereto, without any amendment of this Agreement or any consent or approval of any party hereto. Notwithstanding the forgoing, Baidu may not transfer or assign its rights under this Agreement to any party other than its affiliated entities, unless Baidu shall have provided notice of such transfer or assignment to the Holders’ Indemnification Representative (as defined in the Transaction Framework Agreement dated as of June 24, 2011 among the Company, Baidu, the Key Shareholders and any other parties thereto) at least 60 days prior to the closing of such transfer or assignment.

4.12 Share Splits, Share Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the parties hereto (including, without limitation, in connection with any share split, share dividend, recapitalization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 2.6.

4.13 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party that is a company shall nominate one authorized officer as its representative. The parties or their representatives, as the case may be, shall, within 30 days of a written request by either party to call such a meeting, meet in person and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon in the one day mediation, either party may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below. This procedure shall be a prerequisite before taking any additional action hereunder.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature Pages Follow]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

COMPANY:

QUNAR CAYMAN ISLANDS LIMITED

Executed as a deed:

	By:	/s/ Frederick Michael Demopoulos
		Name:	Frederick Michael Demopoulos
		Title:	CEO

Address: Room 1602-1606, Tower B, China Electric Plaza, No.3 Danling Street, Haidian District, Beijing, 100080, PRC

Facsimile: 8610-57603530

E-mail Address: ir@qunar.com

Date: July 20, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

BAIDU:

BAIDU HOLDINGS LIMITED

Executed as a deed:

	By:	/s/ Robin Li
		Name:	Robin Li
		Title:	Director

Address:

P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

c/o Hesong Tang

No. 10 Shangdi 10th Street

Haidian District

Facsimile: +86-10-59920022

E-mail Address: tanghesong@baidu.com

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FREDERICK DEMOPOULOS

Executed as a deed:

/s/ Frederick Demopoulos

Address:

17 F1, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 9, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Tenaya Capital V, LP (f/k/a/ Lehman Brothers Venture Partners V L.P.)

Executed as a deed:

By: Tenaya Capital V GP, LP

Its: General Partner

By: Tenaya Capital V GP, LLC

Its: General Partner

	By:	/s/ Ben Boyer
		Name:	Ben Boyer
		Title:	Managing Director

Tenaya Capital V-P, LP (f/k/a/ Lehman Brothers Venture Partners V-P L.P.)

Executed as a deed:

By: Tenaya Capital V GP, LP

Its: General Partner

By: Tenaya Capital V GP, LLC

Its: General Partner

	By:	/s/ Benjamin Boyer
		Name:	Benjamin Boyer
		Title:	Managing Director

Address:

2965 Woodside Road, Suite A

Woodside, CA 94062

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

GSR Ventures I, L.P.

Executed as a deed:

By:	GSR Partners I, L.P. Its General Partner

By:	GSR Partners I, Ltd. Its General Partner

		By:	/s/ Richard Lim, affixed with corporate seal of GSR Partners I, Ltd.
Authorized Signatory

GSR Principals Fund I, L.P.

Executed as a deed:

By:	GSR Partners I, L.P. Its General Partner

By:	GSR Partners I, Ltd. Its General Partner

		By:	/s/ Richard Lim, affixed with corporate seal of GSR Partners I, Ltd.
Authorized Signatory

Address:

101 University Ave, 4th Floor

Palo Alto, CA 94301

Date: July 6, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Mayfield XII,

a Delaware Limited Partnership

Executed as a deed:

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: General Partner

	By:	/s/ Raj Kapoor
Its: Managing Director

Mayfield Principals Fund XII,

a Delaware Multiple Series LLC

Executed as a deed:

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: Managing Director

	By:	/s/ Raj Kapoor
Its: Managing Director

Mayfield Associates Fund XII,

a Delaware Limited Partnership

Executed as a deed:

By: Mayfield XII Management, L.L.C., a Delaware limited liability company Its: General Partner

	By:	/s/ Raj Kapoor
Its: Managing Director

Address:

c/o Mayfield Fund

Attn: Raj Kapoor

2800 Sand Hill Road, Suite 250, Menlo Park, CA 94025 USA

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Granite Global Ventures III L.P.

Executed as a deed:

By: Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

GGV III Entrepreneurs Fund L.P.

Executed as a deed:

By: Granite Global Ventures III L.L.C., its General Partner

By:	/s/ Jixun Foo
Jixun Foo
Managing Director

Address:

2492 Sand Hill Road Suite 100,

Menlo Park, CA 94025 U.S.A.

Date: July 20, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

KERUBIM CAPITAL CORPORATION

Executed as a deed:

	By:	/s/ LIN, Jen-Pung
		Name:	LIN, Jen-Pung
		Title:	Director

Address:

(293 JiangNing Rd, #12C, Shanghai, China 200041)

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE A TT ACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FOO, TEE KENG

Executed as a deed:

/s/ FOO, Tee Keng

Address:

245 Orchard Boulevard #08-03 Orchard Bel-Air Singapore 248648

Date:	July 9, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

FORLONGWIZ HOLDINGS LIMITED

Executed as a deed:

	By:	/s/ ZHUANG, Chenchao
		Name:	ZHUANG, Chenchao
		Title:	President

Address:

17 FI, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

G & H Partners

Executed as a deed:

	By:	/s/ Jonathan Gleason
		Name:	Jonathan Gleason
		Title:	Partner

Address:

1200 Seaport Blvd.

Redwood City, CA 94063

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The patties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

KHOO, DOUGLAS

Executed as a deed:

/s/ Douglas Khoo

Address:

4/F, No. 16 Pokfield Road, Pokfulam, Hong Kong

Email: douglas@qunar.com

Date:	July 10, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Mediaway Investments Limited

Executed as a deed:

	By:	/s/ Chris Reitermann
		Name:	Chris Reitermann
		Title:	Director

Address:

Flat 16A Jing An Eslite Tower

No. 435 Haifang Road,

Jing An District

Shanghai 20040

China

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

Traveltech Investment Inc.

Executed as a deed:

	By:	/s/ David Wu
		Name:	David Wu
		Title:	Director

Address:

17 F1, Viva Plaza, Building 18, Yard 29, Suzhou Street

Haidian District, Beijing, China 100080

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

ELAINE GAR YEE WONG

Executed as a deed:

/s/ Elaine Gar Yee Wong

Address:

3rd Floor, Block C, 9 Conduit Road, Hong Kong

Date: July 10, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

THE UNDERSIGNED AUTHORIZES THIS SIGNATURE PAGE TO BE ATTACHED TO THE EXECUTION VERSION OF THE AMENDED AND RESTATED VOTING AGREEMENT DATED IN OR ABOUT JULY 2011.

The parties hereto have executed this Amended and Restated Voting Agreement as a deed as of the date first written above.

MINORITY SHAREHOLDERS:

TONG, MICHAEL SUI BAU

Executed as a deed:

/s/ Michael Sui Bau Tong

Address:

Date: July 11, 2011

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXECUTION VERSION

EXHIBIT A

LIST OF KEY SHAREHOLDERS

Frederick Demopoulous

Elaine Gar Yee Wong

Forlongwiz Holdings Limited

Douglas Khoo

GSR Ventures I, L.P.

GSR Principals Fund I, L.P

Mayfield XII, a Delaware Limited Partnership

Mayfield Principals Fund XII, a Delaware Multiple Series LLC

Mayfield Associates Fund XII, a Delaware Limited Partnership

Tenaya Capital V L.P.

Tenaya Capital V-P, L.P

Michael Tong Sui Bau

G&H Partners

Granite Global Ventures III L.P.

GGV III Entrepreneurs Fund L.P.

Traveltech Investment Inc.

EXECUTION VERSION

EXHIBIT B

DEED OF ADHERENCE TO

AMENDED AND RESTATED VOTING AGREEMENT

This Deed of Adherence (this “Deed of Adherence”) is made as of the date written below by the undersigned (the “Joining Party”) and Voting Agreement Representatives, as attorneys-in-fact of the Existing Parties in accordance with the Amended and Restated Voting Agreement dated as of July     , 2011, as the same may be amended from time to time (the “Voting Agreement”), among (i) Qunar Cayman Islands Limited, a Cayman Islands exempted company, (ii) Baidu Holding Limited, a British Virgin Islands company, (iii) the Key Shareholders, and (iv) any other Shareholders party thereto (the parties referred to in clauses (ii)-(iv), the “Existing Parties”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Voting Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution and delivery of this Deed of Adherence, the Joining Party shall be deemed to be a party to the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a “Minority Shareholder” and “Shareholder” thereunder as if it had executed the Voting Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investors’ Rights Agreement Agreement, the Voting Agreement, the Transfer of Shares Agreement and the Restated Articles.

This Deed of Adherence shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to principles of conflicts of laws, and any disputes will be subject to the provisions of Section 4.13 of the Voting Agreement.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence as a deed as of the date written below.

Date:                  ,

[NAME OF JOINING PARTY]

Executed as a deed:

By:
Name:
Title:
Address for Notices:

QUNAR CAYMAN ISLANDS LIMITED

Executed as a deed:

By:
Name:
Title:

[ ],

[ ],

for and on behalf of each Existing Party, as attorney-in-fact, executed as a deed:

By:
Name:
Title:

EXECUTION VERSION

EXHIBIT C

INDEMNIFICATION AGREEMENT